                                                                EXHIBIT 10.1

                                  GUARANTY


     AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of February 1, 1995, made by Transamerica Finance Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), in favor of Corporate Asset Funding Company, Inc. ("CAFCO"), Ciesco L.P. ("CIESCO") and Preferred Receivables Funding Corporation ("PREFCO" and, together with CAFCO and CIESCO, collectively the "Investors" and individually an "Investor") and the other Owners (the "Owners") of Eligible Assets and the other Indemnified Parties (subject, in the case of Participants as defined in the Agreement referred to below, to the proviso to the definition of the term "Participant" in Section 1.01 of such Agreement) (the "Indemnified Parties") (in each case as defined in the Agreement referred to below), Citicorp North America, Inc., as Agent (the "Agent") for the Owners, and The First National Bank of Chicago, as Co-Agent (the "Co-Agent") for the Owners.

                           PRELIMINARY STATEMENTS:

     (1) The Investors, the Agent and the Co-Agent have entered into a Second Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of February 1, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Transamerica Insurance Finance Corporation, a corporation organized and existing under the laws of the State of Maryland ("TIFCO Maryland"), and Transamerica Insurance Finance Corporation, California, a corporation organized and existing under the laws of the State of California ("TIFCO California" and, together with TIFCO Maryland, collectively the "Sellers" and individually a "Seller"), amending and restating in their entirety the Maryland Amended Agreement and the California Amended Agreement referred to therein.

     (2) The Guarantor has entered into (a) a Guaranty dated July 31, 1990, as modified by the Consent dated as of November 5, 1991 and the Consent dated as of December 30, 1993 (the "Maryland Guaranty"), with respect to the Maryland Amended Agreement and the "Original Agreement" as defined in the Maryland Amended Agreement, and (b) a Guaranty dated July 31, 1990, as modified by the Consent dated as of November 5, 1991 and the Consent dated as of December 30, 1993 (the "California Guaranty"), with respect to the California Amended Agreement and the "Original Agreement" as defined in the California Amended Agreement.

     (3) It is a condition precedent to the effectiveness of the Agreement that the Guarantor shall have executed and delivered this Guaranty amending and restating the Maryland Guaranty and the California Guaranty as set forth below.

     NOW, THEREFORE, in consideration of the premises and in order to cause the effectiveness of the Agreement, the Guarantor hereby agrees that, effective as of the Effective Date, each of the Maryland Guaranty and the California Guaranty is hereby amended and restated in its entirety to read as follows:

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    SECTION 1.  Guaranty.  The Guarantor hereby unconditionally guarantees the punctual payment when due (in accordance with the terms of the Agreement) of all obligations of (a) each Seller now or hereafter existing under the Agreement to the extent consisting of either (i) obligations for deemed Collections pursuant to Section 2.08 of the Agreement, or (ii) obligations in respect of the indemnification pursuant to Section 10.01 of the Agreement to the extent resulting from or relating to the voidance or avoidance, in whole or in part, of, or other adverse effect, in whole or in part, upon, the undivided fractional ownership or security interest purported to be created pursuant to the Agreement and the Certificates, to the extent of the respective Eligible Assets from time to time, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, by reason of fraudulent transfer or conveyance laws or similar laws, and (b) the Collection Agent (if and so long as the Collection Agent is either Seller or any Affiliate thereof) now or hereafter existing under the Agreement, including without limitation obligations of the Collection Agent under Sections 2.06, 2.07 and 2.10 of the Agreement and
Article VI of the Agreement (such obligations under clauses (a) and (b) of this Section 1 being the "Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent, the Co-Agent, any Investor or any Owner in enforcing any rights under this Guaranty.

     SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Co-Agent, the Investors, the Owners or the other Indemnified Parties with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either or both Sellers or whether either or both Sellers are joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

     (i) any lack of validity or enforceability as against either or both Sellers (or any Affiliate thereof as Collection Agent) of the Agreement, the Certificates or any other agreement or instrument relating thereto;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Agreement, including, without limitation, any increase in the Obligations resulting from additional Purchases or otherwise;

     (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;




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    (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of either or both Sellers or any of their respective subsidiaries;

     (v) any change, restructuring or termination of the corporate structure or existence of either or both Sellers or any of their respective subsidiaries; or

     (vi) any other circumstance (including, without limitation, any existence of or reliance on any representation by the Agent, the Co-Agent, any Investor, or any Owner or other Indemnified Party) which might otherwise constitute a defense available to, or a discharge of, either or both Sellers or a guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Co-Agent, any Investor or any Owner or other Indemnified Party upon the insolvency, bankruptcy or reorganization of either or both Sellers or otherwise, all as though such payment had not been made.

     SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent, the Co-Agent, any Investor or any Owner or other Indemnified Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against either or both Sellers or any other Person or any collateral.

     SECTION 4. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Facility Termination Date shall have occurred. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the Facility Termination Date, such amount shall be held in trust for the benefit of the Agent, the Co-Agent, the Investors, the Owners and the other Indemnified Parties and shall forthwith be paid to the Agent, in the case of any such amount payable with respect to any CAFCO Asset or to any Owner thereof or any Affiliate or Participant of such Owner or to the Agent or to any Indemnified Party related thereto, or to the Co-Agent, in the case of any such amount payable with respect to any PREFCO Asset or to any Owner thereof or any Affiliate or Participant of such Owner or to the Co-Agent or to any Indemnified Party related thereto, in each case to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Agreement or to be held by the Agent or the Co-Agent, as applicable, as collateral security for any Obligations thereafter existing. If (i) the Guarantor shall make payment to the Agent, the Co-Agent, the Investors, the Owners or any other Indemnified Parties of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Facility Termination Date shall have occurred, the Agent, the Co-Agent, the Investors, the Owners

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and the other Indemnified Parties will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

     SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

         (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is duly qualified to do business, and is in good standing, and has all requisite power and authority to conduct its business and to own and lease its properties, in the State of California to the extent that the failure so to qualify or to have such power and authority would materially adversely affect the ability of the Guarantor to enforce any contracts to which it is a party or to perform its obligations under this Guaranty or would materially adversely affect the exercise by the Agent, the Co-Agent, any Investor, any Owner or any other Indemnified Party of their respective rights and remedies under this Guaranty.

         (b) The Guarantor has the corporate power and authority to enter into and perform its obligations under this Guaranty. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action and do not conflict with, constitute an event of default under, or contravene (i) the Guarantor's certificate of incorporation or by-laws, (ii) any contractual restriction binding on or affecting the Guarantor, or (iii) any existing law or governmental regulation or order, writ, judgment, injunction, decree or award of any court or governmental authority.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

         (d) This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

         (e) There is no pending or, to the knowledge of the Guarantor, threatened action, suit or proceeding to which the Guarantor is a party before or by any court or governmental agency or body, the adverse determination of which is reasonably likely to occur in the reasonable opinion of Guarantor and, if so adversely determined, would materially and adversely affect (i) the financial condition of the Guarantor and its Subsidiaries, taken as a whole, or (ii) the ability of the Guarantor to perform its obligations under this Guaranty, or which purports to affect the legality, validity or enforceability of this Guaranty.



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        (f) The Guarantor is, and after each Purchase in accordance with the terms of the Agreement and the execution and delivery of this Guaranty will be, Solvent. For purposes of this Section 5(f) and Sections 3.01(1) and 5.03(g) of the Agreement, "Solvent" means, with respect to any Person, that as of any date of determination, (a) the then fair saleable value of the assets of such Person is (i) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (ii) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur, or believe or reasonably should have believed that it will incur, debts beyond its ability to pay such debts as they become due.

         (g) Each information, financial statement, document, book, record or report furnished or to be furnished at any time by the Guarantor to the Agent, the Co-Agent, any Investor, any Owner or any other Indemnified Party in connection with this Guaranty if prepared by or under the direction of either Seller or the Guarantor or to the extent that information contained therein is supplied by either Seller or the Guarantor, is or will be, and, if not prepared by or under the direction of either Seller or the Guarantor, to the extent that information contained therein is not supplied by either Seller or the Guarantor, to the best of either Seller's or the Guarantor's knowledge is or will be, accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, the Co-Agent, such Investor, such Owner or such Indemnified Party, as the case may be, at such time) as of the date so furnished, and no such document (if not prepared by or under the direction of either Seller or the Guarantor or to the extent that information contained therein is not supplied by either Seller or the Guarantor, to the best of either Seller's or the Guarantor's knowledge) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (h) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

         (i) The Guarantor has, independently and without reliance upon the Agent, the Co-Agent, any Investor, any Owner or any other Indemnified Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

         SECTION 6. Covenants. The Guarantor covenants and agrees that, until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Guarantor will, unless the Agent and the Co-Agent shall otherwise consent in writing:




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        (a) Compliance with Laws, Etc.  Comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, to the extent noncompliance therewith would have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or would have a material adverse effect on the exercise by the Agent, the Co-Agent, any Investor, any Owner or any other Indemnified Party of their respective rights and remedies under this Guaranty.

         (b) Consolidation. Not consolidate with or merge into, or convey or transfer its properties and assets substantially as an entirety to, any other Person unless:

         (i) the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety (A) shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia,
     (B) shall be a corporation at least 66 2/3% of the issued and outstanding capital stock of which shall be owned at all times after giving effect to such transaction, directly or indirectly, by Transamerica and (C) shall expressly assume all of the obligations of the Guarantor under this Guaranty and the performance of every covenant on the part of the Guarantor to be performed or observed under this Guaranty;

         (ii) immediately after giving effect to such transaction, the representations and warranties contained in this Guaranty shall be correct in all material respects and no breach of any term, covenant or agreement contained in this Guaranty shall have occurred and be continuing; and

         (iii) the Guarantor has delivered to the Agent and the Co-Agent, in form and substance satisfactory to the Agent, an officer's certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 6(b) and that all conditions precedent herein provided for relating to such transaction have been herein provided for relating to such transaction have been met.

         (c) Preservation of Corporate Existence. Subject to the provisions of Section 6(b), the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Guarantor shall not be required to preserve any right or franchise if the failure to preserve such right or franchise would not materially adversely affect the interests of the Owners, the Investors, the Agent, the Co-Agent or the other Indemnified Parties hereunder, or the ability of the Guarantor to perform its obligations hereunder.

         (d) Bankruptcy of the Sellers. Not institute any proceeding against either Seller relating to bankruptcy, insolvency or reorganization.





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        (e) Reporting Requirements.  Furnish to the Agent:

         (i) within ninety days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such year, all prepared in accordance with generally accepted accounting principles consistently applied, audited by and with the opinion of Ernst & Young or other independent public accountants selected by the Guarantor and satisfactory to the Agent and the Co-Agent, such opinion not being limited or qualified because of restricted or limited examination by such accountant of any material portion of Guarantor's records and together with a statement of Ernst & Young or such other accountants certifying that no failure of the Guarantor to perform or observe any term, covenant or agreement of the Guarantor contained in this Guaranty was discovered to have occurred and be continuing or, if such failure of performance or observance was so discovered, stating the nature thereof;

         (ii) within sixty days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such quarter and the related consolidated statements of income, retained earnings and cash flows for such period, all prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a certificate signed by the President, chief financial officer or chief accounting officer of the Guarantor stating that such balance sheets and statements present fairly the consolidated financial positions and consolidated results of operations of the Guarantor and its subsidiaries at the end of such quarter in conformity with generally accepted accounting principles consistently applied and that such officer has no knowledge, except as specifically stated, of any failure of the Guarantor to perform or observe any term, covenant or agreement of the Guarantor contained in this Guaranty;

         (iii) promptly after the sending or filing thereof, copies of all reports and registration statements which the Guarantor files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

         (iv) promptly after the filing or receiving thereof, copies of all reports and notices which the Guarantor or any subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor with respect to any employee benefit plan maintained by the Guarantor or which the Guarantor or any subsidiary receives from the PBGC with respect to any employee benefit plan maintained by the Guarantor; and

         (v) promptly, from time to time, such other information, documents, records or reports respecting the conditions or operations, financial or otherwise, of the Guarantor or any of its subsidiaries as the Agent or the Co-Agent may from time to time request.




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        (f) Financial Covenants.  (i) Net Worth.  Maintain Net Worth at least equal to $1,000,000,000.

         (ii) Limitations on Indebtedness. Not at any time permit the Indebtedness of the Guarantor and its consolidated subsidiaries to exceed 9.5 times Consolidated Tangible Net Worth.

     As used in this Section 6(f), the following terms shall have the following meanings:

         "Consolidated Tangible Net Worth" means, at any date, Net Worth minus goodwill of the Guarantor and its Subsidiaries, determined on a consolidated basis as of such time in accordance with generally accepted accounting principles.

         "Debt" or "Indebtedness" of any Person means, at any date, all indebtedness representing money borrowed, which indebtedness is incurred or guaranteed by such Person.

         "Net Worth" means, at any date, the shareholders' equity of the Guarantor and its consolidated subsidiaries, as it appears on their consolidated balance sheet, prepared in accordance with generally accepted accounting principles.

         "Subsidiary" means any corporation a majority of the Voting Shares of which is at the time owned directly or indirectly by the Guarantor or by one or more Subsidiaries or by the Guarantor and one or more
     Subsidiaries.

         "Voting Shares" means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

         SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Co-Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telefax communication) and mailed, telefaxed or delivered to it, if to the Guarantor, at its address at 600 Montgomery Street, San Francisco, California 94111,
Attention: Treasurer, and if to the Agent or the Co-Agent, at its address specified in the Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telefaxed, be effective when deposited in the mails or telefaxed, respectively.





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        SECTION 9.  No Waiver; Remedies.  No failure on the part of the
Agent, the Co-Agent, any Investor, any Owner or any other Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10. Continuing Guaranty; Assignments under Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the Facility Termination Date, (ii) be binding upon the Guarantor, its successors and assigns, and
(iii) inure to the benefit of, and be enforceable by, the Agent, the Co-Agent, each Investor, each Owner, each other Indemnified Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Investor or other Owner may assign all or any of its Eligible Assets under the Agreement to any Assignee, and such Assignee shall thereupon become vested with all the benefits in respect thereof granted to such Investor or Owner herein or otherwise, subject, however, to the provisions of Article VIII (concerning the Agent and the Co-Agent, respectively) of the Agreement.

         SECTION 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.






























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        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                  TRANSAMERICA FINANCE CORPORATION



                                  By:  DAVID H. HAWKINS
                                       ____________________________________
                                       Senior Vice President, Treasurer and
                                       Director
Accepted as of the date
first written above:

CITICORP NORTH AMERICA, INC.,
as Agent



By:  JOSEPH MACKIEWICZ
     _______________________________
     Vice President

THE FIRST NATIONAL BANK OF CHICAGO,
as Co-Agent



By:  COLEMAN A. TUGGLE
     _______________________________
     Managing Director























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